Exhibit 10.5

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

BY AND AMONG

PLATINUM UNDERWRITERS FINANCE, INC.,

AS ISSUER,

PLATINUM UNDERWRITERS HOLDINGS, LTD.,

AS GUARANTOR,

RENAISSANCERE HOLDINGS LTD.,

AS PARENT GUARANTOR,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY (AS SUCCESSOR IN

INTEREST TO JPMORGAN CHASE BANK, N.A.),

AS TRUSTEE

DATED AS OF MARCH 3, 2015

PLATINUM UNDERWRITERS FINANCE, INC.

SERIES B 7.50% NOTES DUE JUNE 1, 2017

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture, dated as of March 3, 2015 (this “Third Supplemental Indenture”), to the Indenture, dated as of May 26, 2005 (the “Base Indenture”), by and among Platinum Underwriters Finance, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2 World Financial Center, 225 Liberty Street, 23rd Floor, New York, New York 10281 (the “Company”), Platinum Underwriters Holdings, Ltd., a corporation duly organized and existing under the laws of Bermuda, having its principal office at The Belvedere Building, 69 Pitts Bay Road, Pembroke, HM 08, Bermuda (the “Guarantor”), RenaissanceRe Holdings Ltd., a company duly organized and existing under the laws of Bermuda, having its principal office at Renaissance House, 12 Crow Lane, Pembroke, HM 19, Bermuda (the “Parent Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), a national banking association duly organized and existing under the laws of the United States of America, having its principal corporate trust office at 2 North LaSalle ST, STE 1020, Chicago, Illinois 60602, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 26, 2005, by and among the Company, the Guarantor and the Trustee and as supplemented by the Second Supplemental Indenture, dated as of November 2, 2005, by and among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture”), is effective upon the execution hereof by the parties hereto.

RECITALS

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of the Company’s notes, debentures or other evidences of its unsecured indebtedness (the “Securities”), unlimited as to principal amount;

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee the Second Supplemental Indenture providing for the issuance of the Company’s Series B 7.50% Notes due June 1, 2017 (the “Notes”);

WHEREAS, the Base Indenture and the Second Supplemental Indenture are incorporated herein by this reference;

WHEREAS, the Base Indenture, as supplemented by the Second Supplemental Indenture, is referred to herein as the “Indenture”;

WHEREAS, capitalized terms used herein but not defined herein have the meanings given to such terms in the Indenture;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November 23, 2014, by and among the Parent Guarantor, the Guarantor and Port Holdings Ltd., a wholly owned subsidiary of the Parent Guarantor (“Acquisition Sub”), Acquisition Sub was merged with and into the Guarantor with the Guarantor continuing as the surviving company (the “Acquisition”);

WHEREAS, as a result of the Acquisition, the Company and the Guarantor became wholly owned subsidiaries of the Parent Guarantor;

WHEREAS, Section 10.1 of the Base Indenture authorizes the Company and the Guarantor, without the consent of any Holders of the Securities, to enter into supplemental indentures in order to, among other things, add any additional Guarantees with respect to all or any series of Securities (as specified in such supplemental indenture) and otherwise amend or supplement any of the provisions of the Base Indenture or any supplemental indenture provided such amendment or supplement does not adversely affect the interests of the Holders of any Securities then Outstanding;

WHEREAS, the Parent Guarantor desires to Guarantee all of the outstanding Notes;

WHEREAS, the Trustee has been provided with the documents relating to this Third Supplemental Indenture that are required to be delivered to it as contemplated by Section 10.5 of the Base Indenture; and

WHEREAS, the execution and delivery of this Third Supplemental Indenture have been authorized by each of the Company, the Guarantor and the Parent Guarantor and all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Company, the Guarantor and the Parent Guarantor have been done or performed;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor, the Parent Guarantor and the Trustee mutually covenant and agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Addition of Parent Guarantor. The Parent Guarantor, by its execution of this Third Supplemental Indenture, hereby agrees to guarantee, on a joint and several basis with the Guarantor, the payment obligations of the Company under the Notes and the Indenture on the terms and conditions set forth in the Indenture and that certain Guarantee, dated as of the date hereof and delivered to the Trustee.

Section 1.2. Definitions. (a) The definition of the term “Guarantor” set forth in Section 1.1 of the Base Indenture is hereby amended to read in its entirety as follows:

““Guarantor” means (i) the Parent Guarantor and (ii) the Person named as the “Guarantor” in the first paragraph of this instrument and, in the case of each of clauses (i) and (ii), subject to Article 11, its successors and assigns.”

(b) Section 1.1 of the Base Indenture is hereby amended by adding an additional defined term as follows:

““Parent Guarantor” means RenaissanceRe Holdings Ltd., a company duly organized and existing under the laws of Bermuda, having its principal office at Renaissance House, 12 Crow Lane, Pembroke, HM 19, Bermuda, and, subject to ARTICLE 11, its respective successors and assigns.”

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1. Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.2. Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 2.3. Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

Section 2.4. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.5. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the Guarantor and the Parent Guarantor and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

PLATINUM UNDERWRITERS FINANCE, INC., as Issuer

By:	/s/ Stephen H. Weinstein
Name:	Stephen H. Weinstein
Title:	Senior Vice President, General Counsel and Secretary

PLATINUM UNDERWRITERS HOLDINGS, LTD., as Guarantor

By:	/s/ Mark A. Wilcox
Name:	Mark A. Wilcox
Title:	Senior Vice President, Group Controller and Chief Accounting Officer

RENAISSANCERE HOLDINGS LTD., as Parent Guarantor

By:	/s/ Mark A. Wilcox
Name:	Mark A. Wilcox
Title:	Senior Vice President, Chief Accounting Officer and Group Controller

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Third Supplemental Indenture]